                                                                   EXHIBIT 10.21

                           TENTH AMENDMENT AND WAIVER
                            TO AMENDED AND RESTATED
                                CREDIT AGREEMENT


     TENTH AMENDMENT AND WAIVER, dated as of January 14, 1999 (this "Tenth
                                                                     -----
Amendment"), to the Amended and Restated Credit Agreement dated as of August 7,
---------
1997, as amended by the First Amendment and Waiver to Amended and Restated Credit Agreement dated as of November 13, 1997, the Second Amendment and Waiver to Amended and Restated Credit Agreement dated as of December 13, 1997, the Third Amendment and Waiver to Amended and Restated Credit Agreement dated as of January 7, 1998, the Fourth Amendment and Waiver to Amended and Restated Credit Agreement dated as of May 22, 1998, the Fifth Amendment and Waiver to Amended and Restated Credit Agreement dated as of August 14, 1998, the Sixth Amendment and Waiver to Amended and Restated Credit Agreement dated as of October 1998, the Seventh Amendment and Waiver to Amended and Restated Credit Agreement dated as of December 15, 1998, the Eighth Amendment and Waiver to Amended and Restated Credit Agreement dated as of December 21, 1998 and the Ninth Amendment and Waiver to Amended and Restated Credit Agreement dated as of January 8, 1999 (as so amended, the "Credit Agreement"), among Hollywood Theater Holdings, Inc. (the
                 ----------------
"Parent"), Hollywood Theaters, Inc. (the "Company"), the banks and other
 ------                                   -------
financial institutions parties thereto (collectively, the "Banks"; individually,
                                                           -----
a "Bank"), and Bank of America National Trust and Savings Association, as
   ----
Administrative Agent for the Banks (the "Administrative Agent").
                                         --------------------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, Parent and the Company have requested that the Administrative Agent and the Bank amend and waive certain terms and conditions under the Credit Agreement as more fully set forth herein; and

     NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.   Defined Terms.  Capitalized terms defined in the Credit Agreement
               -------------
and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

          2.   Amendments to Credit Agreement.  (a)  Section 1.1 of the Credit
               ------------------------------
Agreement is hereby amended by adding thereto the following definitions in the appropriate alphabetical order:

          "Additional Commitment Period": the period beginning January 14, 1999
           ----------------------------
     and ending on the Maturity Date.

          "Additional Loan Commitment": a sub-definition of Commitment as to any
           --------------------------
     Bank, the obligation of such Bank to make Additional Loans to the Company hereunder during the Additional Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount set forth such Bank's name below as such amount may be reduced from time to time in accordance with this Agreement:

          Bank of America National Trust and Savings Association    $25,000,000

          The Bank of Nova Scotia                                   $0

          Bank One Texas, N.A.                                      $0

          The Sumitomo Bank, Limited                                $0

          "Additional Loans":  a sub-definition of Revolving Loans; Revolving
           ----------------
     Loans made during the Additional Commitment Period, each an "Additional
                                                                  ----------
     Loan".
     ----

          "Cash Flow Projection":  a cash flow projection showing anticipated
           --------------------
     cash receipts and disbursements on a week-by-week basis for the Company.

          "Participation Agreement":  the Master Loan Participation Agreement,
           -----------------------
     dated as of January 14, 1999, among the Banks party thereto, the Administrative Agent and Beacon.

          "Tenth Amendment":  the Tenth Amendment and Waiver to Amended and
           ---------------
     Restated Credit Agreement, dated as of January 14, 1999, among the Parent, the Company, the Administrative Agent and the Banks party thereto.

          "Tenth Amendment Effective Date":  as defined in the Tenth Amendment.
           ------------------------------

          (b) The definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to the date "August 7, 2002" and substituting in lieu thereof the date "June 30, 1999".

          (c) The definition of "Net Proceeds" contained in Section 1.1 of the Credit Agreement is hereby amended by inserting the following immediately after the phrase "excluding amounts payable to such person or any Affiliate of such Person": "(including, without limitation, Beacon)".

          (d) Section 2.1 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

          (e) Section 2.1 of the Credit Agreement is hereby amended by (i) inserting immediately before the first sentence thereof the following: "(a)",
(ii) adding at the end thereof the following sentence: "Notwithstanding the provisions of this Section 2.1 or any other provision of this

Agreement, during the Additional Commitment Period, any payment or prepayment of principal of the Loans shall automatically constitute a permanent reduction of the Revolving Loan Commitments (other than the Additional Loan Commitment) in the aggregate amount so paid or prepaid.", and (iii) inserting a new subsection 2.1(b) as follows:

          "(b) Subject to the terms and conditions hereof and the condition that Beacon shall purchase junior and subordinated participating interests in the Additional Loans on the terms and conditions set forth in the Participation Agreement, each Lender severally agrees to make Additional Loans to the Company from time to time during the Additional Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Additional Loan Commitment. During the Additional Commitment Period, the Company may use the Additional Loan Commitments by borrowing in accordance with the terms and conditions hereof. The agreement of each Lender to make any Additional Loan requested to be made by it on any date is subject to (i) no Default or Event of Default having occurred and continuing on such date or after giving effect to the Additional Loans requested to be made on such date assuming the effectiveness of the waivers set forth in the Ninth Amendment, (ii) except as set forth on Schedule II hereto, each of the representations and warranties made pursuant to any Loan Document being true and correct in all material respects on and as of such date and (iii) the Participation Agreement shall be in full force and effect and no default by Beacon shall have occurred thereunder on such date. The Company may borrow under the Additional Loan Commitments during the Additional Commitment Period on any Business Day; provided that the Company shall comply with the procedures
                   --------
     set forth in Section 2.3. On the Tenth Amendment Effective Date, the Company shall use the proceeds of Additional Loans in an amount equal to $5,007,083.36 to pay all principal and interest outstanding under that certain Loan Agreement, dated as of November 10, 1998 between the Company and Bank of America National Savings and Trust Association.

          (f) Section 2.7 of the Credit Agreement is hereby amended by deleting subsection 2.7(a) in its entirety and substituting in lieu thereof the following:

          "(a)  Asset Dispositions.  If on any day the Parent, the Company or
                ------------------
     any Subsidiary shall receive Net Proceeds from a Disposition (other than as permitted under subsections (a) through (e) of Section 7.3) or an Event of Loss, then such Net Proceeds of such Disposition or Event of Loss shall be applied on the next Business day toward the payment of the Loans and the permanent reduction of the Revolving Loan Commitments."

          (g) Subsection 2.7(b) of the Credit Agreement is hereby amended by deleting clauses (i) and (ii) contained in the first sentence thereof and substituting in lieu thereof the phrase "100% of Excess Cash Flow for such fiscal year".

          (h) Subsection 2.7(d) of the Credit Agreement is hereby amended by (i) deleting the phrase "75%" contained in the second sentence thereof and substituting in lieu thereof the phrase "100%", and (ii) deleting the third sentence thereof in its entirety and substituting in lieu thereof the following:

     "Notwithstanding the foregoing, no notice to the Administrative Agent and no such prepayment of the Loans or reduction of the Revolving Loan Commitments shall be required in connection with any issuance of Capital Stock constituting a Permitted Restricted Payment or any issuance of Capital Stock of the Parent to directors, officers and employees of any Hollywood Entity in connection with employee compensation and incentive arrangements (subject to applicable limits set forth in the Parent's Organization Documents) or any issuance of Capital Stock constituting director qualifying shares."

          (i) Section 2.14 of the Credit Agreement is hereby amended by adding at the end of said Section the following:

     "Neither this Section 2.14 nor Section 11.10 shall apply to Bank of America National Trust and Savings Association with respect to set-off and application of monies on deposit in a cash collateral account securing certain obligations under a credit card facility up to $80,000 as permitted by Section 7.2(p)."

          (j) Subsection 7.6(g) of the Credit Agreement is hereby amended by (i) deleting the word "Required" in clause (iii) thereof and substituting in lieu thereof the work "Supermajority" and (ii) deleting clause (iv) thereof in its entirety and substituting in lieu thereof the following:

          "(iv) the Hollywood Entities are in compliance with the terms of this Agreement after giving effect to the subject Indebtedness;".

          (k) Section 6.3 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (d) of said Section, (ii) deleting the period at the end of the paragraph (e) of said Section and (iii) adding at the end of paragraph (e) of said Section the following:

          "(f) no later than the first and third Wednesday of each fiscal month following the Tenth Amendment Effective Date, a Cash Flow Projection for the succeeding bi-weekly period in a format reasonably satisfactory to the Administrative Agent; and

          "(g) no later than the second and fourth Friday of each fiscal month following the Tenth Amendment Effective Date, a variance report for the preceding bi-weekly period in a format reasonably satisfactory to the Administrative Agent."

          (l) Section 7.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (n) of said Section, (ii) deleting the period at the end of paragraph (o) of said Section and substituting in lieu thereof "; and", and (iii) adding at the end of paragraph (o) of said Section the following:

          "(p) Liens consisting of pledges of cash collateral in favor of Bank of America National Trust and Savings Association to secure obligations under a certain credit card facility up to $80,000."

          (m) Subsection 7.5(d) of the Credit Agreement is hereby amended by deleting the phrase "$500,000" and substituting in lieu thereof the phrase "$100,000".

          (n) Section 7.6 of the Credit Agreement is hereby amended by deleting subsections 7.6(b) and 7.6(c) in their entirety and substituting in lieu thereof the following:

          "(b) Indebtedness consisting of Contingent Obligations outstanding on the date hereof or as permitted pursuant to subsections 7.9(a) and (e);

          (c) purchase money Indebtedness, whether unsecured or secured by Liens permitted by subsection 7.2(i), in an aggregate amount not to exceed $1,000,000 at any time outstanding;"

          (o) Section 7.12 of the Credit Agreement is hereby amended by (i) deleting the phrase "upon such person's death, disability, retirement or termination of employment" in subsection 7.12(a)(iii) and substituting in lieu thereof the phrase "upon such person's death, disability or retirement", (ii) deleting subsection 7.12(a)(iv) in its entirety and substituting in lieu thereof the following: "(iv) [Intentionally Omitted]" and (iii) deleting subsection 7.12(b) in its entirety and substituting in lieu thereof the following: "(b) [Intentionally Omitted]".

          (p) Section 11.8 of the Credit Agreement is hereby amended by (i) deleting the phrases ", and subject to clause (iv) below, the Company" and "or the Company" in paragraph (a) of said Section, (ii) deleting clause (iv) in paragraph (a) of said Section in its entirety and substituting in lieu thereof the following: "(iv) [Intentionally Omitted]" and (iii) inserting after the work "Affiliates" in the first sentence of paragraph (b) of said Section the phrase "(except with respect to participations under the Participation Agreement)".

          (q) Exhibit A to the Credit Agreement is hereby amended by replacing said Exhibit in its entirety with a new Exhibit in the form of Exhibit A attached hereto.

          3.   Waivers.  The Administrative Agent and the Banks hereby grant the
               -------
following waivers on the following terms:

          (a) the provisions of the first sentence of subsection 4.3(f) are hereby waived; and

          (b) the provisions of subsections 7.1(a), (b), (c), (d) and (e) are hereby waived.

          4.   Agreements of the Company.  (a)  The Company shall comply with
               -------------------------
the benchmarks set forth on Schedule I hereto.

          (b) Notwithstanding the provisions of Sections 2.3 and 2.4 of the Credit Agreement, no Interest Period shall exceed one month with respect to Additional Loans and/or Loans to be converted into or continued as Eurodollar Rate Loans; it being understood that Additional Loans borrowed on a day other than an Interest Payment date shall initially be Base Rate Loans and may only be converted into Eurodollar Rate Loans on an Interest Payment Date. With respect to Eurodollar Rate Loans, the Company shall elect Interest Periods that commence on the last Business Day of any month.

          (c) Notwithstanding the provisions of Section 2.9 of the Credit Agreement, interest on each Loan (i) which is a Base Rate Loan shall be paid in arrears on the last Business Day of each month and (ii) which is a Eurodollar Rate Loan shall be paid in arrears on the last Business Day of each Interest Period with respect to Eurodollar Rate Loans having an Interest Period of one month.

          (d) Notwithstanding the provisions of Section 7.5 of the Credit Agreement, the Company shall not, and shall not permit any Subsidiary to, make any additional Investments other than as permitted by subsections 7.5(a), (b) and (d).

          (e) Notwithstanding the provisions of Section 7.6 of the Credit Agreement, the Company shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than (i) Indebtedness permitted by subsections 7.6(a), (b),
(c), (d), (f), (g) and (i), and (ii) Indebtedness and Contingent Obligations outstanding on the date hereof.

          (f) For the purposes of the Credit Agreement, the agreements of the Company contained in this Section 4 shall be agreements under the Credit Agreement.

          5.   Consent of the Banks; Sharing Provisions.  (a)  The Banks hereby
               ----------------------------------------
consent to the release by the Administrative Agent of the Beacon Letter of Credit contemporaneously with the execution and delivery of, and the payment on the Initial Purchase Date (as defined in the Participation Agreement) of the purchase price under the Participation Agreement.

          (b) Anything contained in any Loan Document to the contrary notwithstanding, when any Bank receives a payment of interest in respect of any Additional Loan, such payment of interest shall, in lieu of being applied against interest accrued and unpaid on such Additional Loan, be shared by each Bank based upon such Bank's Pro Rata Share (without giving effect to the Additional Commitment) and shall, prior to the Conversion Time (as defined in the Participation Agreement) and shall, prior to the Conversion Time (as defined in the Participation Agreement), be applied as follows: first, to the payment
                                                         -----
in full of interest accrued and unpaid on the Loans (other than Additional Loans); and second, to the payment in full of principal outstanding on the Loans
            ------
(other than Additional Loans).

          6.   Representations and Warranties.  Except as set forth on Schedule
               ------------------------------
II hereto, the Company hereby confirms, reaffirms and restates as of the date hereof the representations and warranties made by it in Article V of the Credit Agreement. The Company represents and warrants that as of the date hereof (assuming the effectiveness of the waivers set forth in this Tenth Amendment) no Default or Event of Default has occurred and is continuing.

          7.   Continuing Effect of Credit Agreement.  This Tenth Amendment
               -------------------------------------
shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Banks or the Administrative Agent. Except as expressly modified hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          8.   Payment of Expenses.  The Company agrees to pay or reimburse the
               -------------------
Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with the negotiation, preparation and distribution of documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          9.   Affirmation of Guarantees.  The Parent hereby consents to the
               -------------------------
execution and delivery of this Ninth Amendment and reaffirms its obligations under Article X of the Credit Agreement.

          10.  Counterparts.  This Tenth Amendment may be executed in any number
               ------------
of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.  Amendment Fee.  The Company shall pay to the Administrative Agent
               -------------
in case, for the account of the Banks, an amendment fee (the "Amendment Fee") in
                                                              -------------
an amount equal to 0.50% of the aggregate outstanding principal amount of the Loans minus the aggregate purchase price paid to the Banks on the Initial
      -----
Purchase Date (as defined in the Participation Agreement) with respect to the purchase of a junior and subordinated participating interest pursuant to the Participation Agreement.

          12.  Effectiveness.  This Tenth Amendment shall be effective as of the
               -------------
date hereof (such date, the "Tenth Amendment Effective Date") but only upon (a)
                             ------------------------------
receipt by the Administrative Agent of counterparts hereof, duly executed and delivered by the Borrower, the Parent, the Administrative Agent and the Banks,
(b) receipt by the Administrative Agent of the Participation Agreement, duly executed and delivered by the parties hereto, (c) receipt by the Administrative Agent of an executed legal opinion of counsel to the Company substantially in the form of Exhibit A hereto, and (d) receipt by the Administrative Agent of the Amendment Fee.

          13.  GOVERNING LAW AND JURISDICTION.  THIS TENTH AMENDMENT SHALL BE
               ------------------------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT CONSIDERATION OF ITS CONFLICT OF LAWS PRINCIPLES, AND APPLICABLE FEDERAL LAW.

          IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        HOLLYWOOD THEATER HOLDINGS, INC.


                                        By: /s/ James R. Featherstone
                                           ------------------------------
                                             James R. Featherstone
                                             Vice President

                                        HOLLYWOOD THEATERS, INC.


                                        By: /s/ James R. Featherstone
                                           ------------------------------
                                             James R. Featherstone
                                             Vice President

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Administrative
                                        Agent


                                        By: /s/ Janice Hammond
                                           ------------------------------
                                        Name:  Janice Hammond
                                        Title: Vice President
                                               Agency Specialist

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank


                                        By: /s/ F. A. Zagar
                                           ------------------------------
                                        Name:  F. A. Zagar
                                        Title: Vice President

                                        BANK ONE TEXAS, N.A., as a Bank



                                        By: /s/ Bradley C. Peters
                                           ------------------------------
                                        Name:  Bradley C. Peters
                                        Title: Vice President

                                        THE BANK OF NOVA SCOTIA, as a Bank



                                        By: /s/ Paul A. Weissenberger
                                           ------------------------------
                                        Name:  Paul A. Weissenberger
                                        Title: Authorized Signatory

                                        THE SUMITOMO BANK, LIMITED, as a Bank



                                        By: /s/ H. W. Redding
                                           ------------------------------
                                        Name:  H. W. Redding
                                        Title: Vice President and Manager



                                        By: /s/ Richard C. Bailey
                                           ------------------------------
                                        Name:  Richard C. Bailey
                                        Title: Vice President and Manager
                                               Credit Administration

                                   SCHEDULE I

Selection of Investment Banker                  February 1, 1999

Send Out Confidential Information Memorandum    March 1, 1999

Closing                                         June 30, 1999

                                  SCHEDULE II

          1. The Company confirms, reaffirms and restates the representations set forth in Section 5.5 of the Credit Agreement with the following exception to such representations:

          Todd Freeland, on behalf of himself and others similarly situated has filed a suit against the Company in the United States District Court in the Eastern District of Texas, Beaumont Division. The plaintiff seeks declaratory and injunctive relief for himself and a class of similarly situated persons for alleged violations by the Company of the Americans with Disabilities Act and Chapter 121 of the Texas Human Resources Code. The Company intends to file and answer when due.

          2. The Company confirms, reaffirms and restates the representations set forth in Section 5.6 of the Credit Agreement with the following exception to such representations:

          The Company did not pay certain construction costs and expenses as such costs and expenses became due and payable. The aggregate amount of such past due and unpaid construction costs and expenses is approximately $10,000,000.

          3. The Company confirms, reaffirms and restates the representations set forth in Section 5.10 of the Credit Agreement with the following exception to such representations:

          The Company did not pay certain sales taxes when such taxes became due and payable. The aggregate amount of such past due and unpaid sales taxes is approximately $800,000.

          4. The Company confirms, reaffirms and restates the representations set forth in Section 5.13 of the Credit Agreement with the following exception to such representations:

          With respect to the Company's ground leases in Odessa, Texas, Early, Texas, Killeen, Texas, Joplin, Missouri, Mobile, Alabama and Washington, Pennsylvania, the Company does not know if there are any liens on, or if any liens will be placed on, such properties or any personal property of fixtures thereon in connection with the past due and unpaid construction costs and expenses relating to such properties.

          5. The Company cannot confirm, reaffirm and restate the representation set forth in Section 5.19 of the Credit Agreement.

                                   EXHIBIT A

     From and after the date of effectiveness of this Tenth Amendment, Exhibit A to the Credit Agreement shall read in its entirety as follows:

                                                                       EXHIBIT A
                                                                       ---------

                          FORM OF NOTICE OF BORROWING

                                         ___________________

Bank of America NT&SA, as Administrative Agent
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA  94520

Attention:  Josie Flores

         Re: Amended and Restated Credit Agreement, dated as of August 7, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HOLLYWOOD THEATER HOLDINGS, INC., as
          ----------------
         guarantor thereunder, HOLLYWOOD THEATERS, INC., as borrower thereunder (the "Company"), and Banks parties thereto, and BANK OF AMERICA
               -------
         NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent.

Ladies and Gentlemen:

          The undersigned hereby gives you irrevocable notice pursuant to subsection 2.3 of the Credit Agreement of the Borrowing specified herein (the terms defined in the Credit Agreement being used herein as therein defined):

          (1) The proposed Borrowing is in respect of the Revolving Loan commitments.

          (2) The amount of the proposed Borrowing is $______________.

          (3) The Borrowing Date of the proposed Borrowing is ______________, (which day is a Business Day).

          (4) The type of Loan comprising the proposed Borrowing is ___________.

          The undersigned hereby certifies that the following statements are true and correct on and as of the date hereof, and will be true and correct on and as of the Borrowing date, before and after giving effect to the Borrowing requested hereby and to the application of the proceeds therefrom:

          1. the Borrowing and the proceeds thereof are to be used solely for expenditures, and in the approximate amounts, set forth in the Cash Flow Projection most recently delivered to the Administrative Agent;

          2. except as set forth on Schedule II to the Tenth Amendment, the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects with the same effect as if made on and as of the Borrowing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case they are true and correct in all material respects as of such earlier date); and

          3. assuming the effectiveness of the waivers set forth in the Tenth Amendment, no Default or Event of Default exists or shall result from the proposed Borrowing.

          We confirm that the Administrative Agent is requested to pay the proceeds of this drawing by wire transfer to [DETAILS OF THE APPLICABLE BANK ACCOUNT].

                              HOLLYWOOD THEATERS, INC.


                              By:
                                 -------------------------------
                              Name: